Company Contact:	Agency Contact:
Mark Perkins	Pam Lagano
Executive Vice President	Lagano & Associates, Inc.
727.461.3000	727.480.3082
mperkins@aerosonic.com	plagano@laganoassoc.com

For Immediate Release

Aerosonic’s Chief Financial Officer to Resign

CLEARWATER, FL – August 7, 2007 — Aerosonic Corporation (AMEX: AIM) (“Aerosonic”), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that Gary E. Colbert, Aerosonic’s Executive Vice President and Chief Financial Officer, has resigned, effective as of August 10, 2007, to take another position. The Company stated that Mr. Colbert’s resignation is unrelated to his work performed at Aerosonic and no issues have been raised regarding the integrity of Aerosonic’s financial statements. “During his tenure with Aerosonic, Gary has made significant contributions to the Company,” said David Baldini, Aerosonic’s Chief Executive Officer. “We appreciate his dedication to Aerosonic and wish him the best.”

Aerosonic has launched a search to identify a replacement Chief Financial Officer. Mr. Colbert will remain as Chief Financial Officer through August 10, 2007, at which time Doug Morris, the Controller and 20-year veteran of Avionics Specialties, Inc., a wholly-owned subsidiary of Aerosonic, will assume the day-to-day financial responsibilities of Aerosonic with the oversight of Mr. Baldini as acting interim Chief Financial Officer until a permanent successor is hired.

This document contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this document include the intent, belief or current expectations of Aerosonic and its senior management team with respect to future actions by officers and directors of Aerosonic, prospects of Aerosonic’s operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of Aerosonic’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. Aerosonic undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.